THE TOCQUEVILLE TRUST
THIRD AMENDMENT TO THE CUSTODY AGREEMENT

THIS THIRD AMENDMENT effective as of the 6th day of  December, 2011,  to the Custody Agreement, dated as of March 13, 2008, as amended September 15, 2009 and October 12, 2010 (the "Agreement"), is entered into by and between THE TOCQUEVILLE TRUST, a Massachusetts trust (the “Trust”) and U.S. Bank, N.A., a national banking association (the "Custodian").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the fees of the Agreement and the name of a Fund; and

WHEREAS, Article XIV, Section 14.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit C is hereby superseded and replaced with Amended Exhibit C attached hereto.

Amended Exhibit D is hereby superseded and replaced with Amended Exhibit D attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

THE TOCQUEVILLE TRUST                                                         U.S. BANK, N.A.

By: /s/ John P. Cassidy                                                                     By: /s/ Michael R. McVoy______________

Printed Name: John P. Cassidy                                                        Printed Name: Michael R. McVoy

Title: Treasurer                                                                                   Title: Vice President

Amended Exhibit C to the Custody Agreement

Fund Names

Separate Series of The Tocqueville Trust

Name of Series
The Tocqueville Fund
The Tocqueville Opportunity Fund
The Tocqueville Gold Fund
The Tocqueville International Value Fund
The Tocqueville Select Fund
The Delafield Fund

Amended Exhibit D to the Custody Agreement – The Tocqueville Trust

DOMESTIC CUSTODY SERVICES ANNUAL FEE SCHEDULE Tocqueville Funds--Effective January 1, 2012

Annual fee based upon market value of all Funds in the Trust:
♦ _____% on all balances  (complex fee for trust)
(Subject to $_____ complex minimum for 6 Funds)

• CCO Support    $_____ per year

Portfolio Transaction Fees
$_____ per disbursement (waived if U.S. Bancorp is Administrator)
$_____ per US Bank repurchase agreement transaction
$_____ per book entry security (depository or Federal Reserve system) and non-US Bank repurchase agrmt
$_____ per portfolio transaction processed through our New York custodian definitive security (physical)
$_____ per principal paydown
$_____ per option/future contract written, exercised or expired
$_____ per Cedel/Euroclear transaction
$_____ per mutual fund trade
$_____ per Fed Wire
$_____ per margin variation Fed wire
$_____ per short sale
$_____ per segregated account per year

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

No charge for the initial conversion free receipt.

Overdrafts – charged to the account at prime interest rate plus _____.

Plus out-of-pocket expenses, and extraordinary expenses based upon complexity, including items such as shipping fees or transfer fees.

Fees are billed monthly.

Amended Exhibit D (continued) to the Custody Agreement – The Tocqueville Trust

GLOBAL SUB-CUSTODIAL SERVICES ANNUAL FEE SCHEDULE effective January 1, 2012
Country	Instrument	Safekeeping (BPS)	Transaction Fee	Country	Instrument	Safekeeping (BPS)	Transaction Fee
Argentina	All	_____	$_____	Lebanon	All	_____	$_____
Australia	All	_____	$_____	Lithuania	All	_____	$_____
Austria	All	_____	$_____	Luxembourg	All	_____	$_____
Bahrain	All	_____	$_____	Malaysia	All	_____	$_____
Bangladesh	All	_____	$_____	Mali*	All	_____	$_____
Belgium	All	_____	$_____	Malta	All	_____	$_____
Benin*	All	_____	$_____	Mauritius	All	_____	$_____
Bermuda	All	_____	$_____	Mexico	All	_____	$_____
Botswana	All	_____	$_____	Morocco	All	_____	$_____
Brazil	All	_____	$_____	Namibia	All	_____	$_____
Bulgaria	All	_____	$_____	Netherlands	All	_____	$_____
Burkina Faso*	All	_____	$_____	New Zealand	All	_____	$_____
Canada	All	_____	$_____	Niger*	All	_____	$_____
Cayman Islands*	All	_____	$_____	Nigeria	All	_____	$_____
Channel Islands*	All	_____	$_____	Norway	All	_____	$_____
Chile	All	_____	$_____	Oman	All	_____	$_____
China“A” Shares	All	_____	$_____	Pakistan	All	_____	$_____
China“B” Shares	All	_____	$_____	Peru	All	_____	$_____
Columbia	All	_____	$_____	Philippines	All	_____	$_____
Costa Rica	All	_____	$_____	Poland	All	_____	$_____
Croatia	All	_____	$_____	Portugal	All	_____	$_____
Cyprus*	All	_____	$_____	Qatar	All	_____	$_____
Czech Republic	All	_____	$_____	Romania	All	_____	$_____
Denmark	All	_____	$_____	Russia	Equities/Bonds	_____	$_____
Ecuador	All	_____	$_____	Russia	MINFINs	_____	$_____
Egypt	All	_____	$_____	Senegal*	All	_____	$_____
Estonia	All	_____	$_____	Singapore	All	_____	$_____
Euromarkets(3)	All	_____	$_____	Slovak Republic	All	_____	$_____
Finland	All	_____	$_____	Slovenia	All	_____	$_____
France	All	_____	$_____	South Africa	All	_____	$_____
Germany	All	_____	$_____	South Korea	All	_____	$_____
Ghana	All	_____	$_____	Spain	All	_____	$_____
Greece	All	_____	$_____	Sri Lanka	All	_____	$_____
Guinea Bissau*	All	_____	$_____	Swaziland	All	_____	$_____
Hong Kong	All	_____	$_____	Sweden	All	_____	$_____
Hungary	All	_____	$_____	Switzerland	All	_____	$_____
Iceland	All	_____	$_____	Taiwan	All	_____	$_____
India	All	_____	$_____	Thailand	All	_____	$_____
Indonesia	All	_____	$_____	Togo*	All	_____	$_____
Ireland	All	_____	$_____	Trinidad & Tobago*	All	_____	$_____
Israel	All	_____	$_____	Tunisia	All	_____	$_____
Italy	All	_____	$_____	Turkey	All	_____	$_____
Ivory Coast	All	_____	$_____	UAE	All	_____	$_____
Jamaica*	All	_____	$_____	United Kingdom	All	_____	$_____
Japan	All	_____	$_____	Ukraine	All	_____	$_____
Jordan	All	_____	$_____	Uruguay	All	_____	$_____
Kazakhstan	All	_____	$_____	Venezuela	All	_____	$_____
Kenya	All	_____	$_____	Vietnam*	All	_____	$_____
Latvia	Equities	_____	$_____	Zambia	All	_____	$_____
Latvia	Bonds	_____	$_____
* Additional customer documentation and indemnification will be required prior to establishing accounts in these markets.

Annual Base Fee - A monthly base charge of $_____ per account will apply to The Tocqueville International Value Fund, The Tocqueville Gold Fund and The Delafield Fund.   The base charge will be waived for the Tocqueville Small Cap Value Fund,  The Tocqueville Fund and The Tocqueville Select Fund as long as the number of foreign securities in each fund remains under twenty five (25).

Amended Exhibit D (continued) to the Custody Agreement – The Tocqueville Trust

▪
Euroclear – Eurobonds only.  Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge.  In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge (surcharge schedule available upon request).

▪	For all other markets specified above, surcharges may apply if a security is held outside of the local market.

Straight Through Processing – fees waived.

Cash Transactions:
▪	3rd Party Foreign Exchange – a Foreign Exchange transaction undertaken through a 3rd party will be charged $_____.

Tax Reclamation Services: May be subject to additional charges depending upon the service level agreed.  Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $_____ per claim.

Out of Pocket Expenses
▪
Charges incurred by U.S. Bank, N.A.  for local taxes, stamp duties or other local duties and assessments, stock exchange fees, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

▪
A surcharge may be added to certain out-of-pocket expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses.  Also, certain expenses are charged at a predetermined flat rate.

▪	SWIFT reporting and message fees.

** All fees quoted are payable monthly

Amended Exhibit D (continued) to the Custody Agreement – The Tocqueville Trust

THE BANK OF NEW YORK MELLON

PRECIOUS METALS STANDARD FEE SCHEDULE

EXCHANGE                                           COMMODITY                                             STORAGE                              WITHDRAWAL

N.Y. COMEX                                           Gold                                                             $ _____                              $ _____
N.Y. COMEX                                           Silver                                                              _____                                  _____
N.Y. Merc.                                           Palladium                                                            _____                                 _____
N.Y. Merc.                                           Platinum                                                             _____                                  _____
CBOT – Mini                                           Gold/Silver                                                    _____                                  _____
CBOT                                           Silver/5Bars                                                               _____                                  _____

PHYSICAL:
Gold –

400 oz Bars                                           Gold Inventory                                         $_____                                $_____
100 oz Bars                                           Gold Inventory                                           _____                                _____
Kilo Bars                                           Gold Inventory                                           _____                                _____
Gold Coins                                           Gold Inventory                                           _____                                _____

Silver –

1000 oz Bars                                           Silver Inventory                                        $ _____                                  $_____
100   oz Bars                                           Silver Inventory                                           _____                                _____
Silver Coins                                           Silver Inventory                                           _____                                _____

Silver Bags
1000 FV 90%                                           Silver Inventory                                         $_____                                 $_____
500   FV 90%                                           Silver Inventory                                           _____                                _____
250   FV 90%                                           Silver Inventory                                           _____                                _____

Palladium/Platinum

100 oz Bars                                           Palladium                                         $_____                                $_____
50   oz Bars                                           Platinum                                           _____                                _____
Coins                                           Palladium                                           _____                                _____
Coins                                           Platinum                                           _____                                _____

*Storage rates are on a monthly basis.
Registered Mail Fee is $_____ per package plus postage and insurance.
Fees are subject to revision.